Exhibit 10.8

INCENTIVE AGREEMENT

FOR THE GRANT OF PERFORMANCE-BASED RESTRICTED STOCK UNITS

UNDER THE

TIDEWATER INC. 2017 STOCK INCENTIVE PLAN

THIS AGREEMENT is entered into as of March 19, 2018 (the “Date of Grant”) by and between Tidewater Inc., a Delaware corporation (“Tidewater” and, together with its subsidiaries, the “Company”), and John T. Rynd (the “Employee”).  Capitalized terms used, but not defined, in this Agreement have the respective meanings provided in the Tidewater Inc. 2017 Stock Incentive Plan (the “Plan”).

WHEREAS, the Employee and the Company entered into an employment agreement on February 15, 2018 (the “Employment Agreement”), in which it was agreed that the Employee would serve as President and Chief Executive Officer of the Company effective as of the Date of Grant; and

WHEREAS, Tidewater considers it desirable and in its best interest that the Employee be given an added incentive to advance the interests of Tidewater in the form of performance-based restricted stock units payable in shares of common stock of Tidewater, $0.001 par value per share (the “Common Stock”) in accordance with the Plan and as provided in the Employment Agreement.

NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants contained in this Agreement, it is agreed by and between the parties as follows:

I.
Restricted Stock Units

1.1Restricted Stock Units.  Effective on the Date of Grant, Tidewater hereby grants to the Employee under the Plan a total of 63,365 performance-based restricted stock units (the “RSUs”), subject to the terms, conditions, and restrictions set forth in the Plan and in this Agreement.

1.2Award Restrictions.  The RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, whether voluntarily or involuntarily.  The Employee will have no rights, including, but not limited to, voting and dividend rights, in the shares of Common Stock underlying the RSUs unless and until such shares are issued to the Employee, or as otherwise provided in the Plan or this Agreement.

1.3Performance-Based Vesting.

(a)Upon vesting under the terms and conditions of the Plan and this Agreement, each RSU granted under this Agreement represents the right to receive from the Company a maximum of two shares of Common Stock, free of any restrictions, and all amounts, securities, and property notionally credited to the Employee’s Account with respect to such RSU.

(b)Except as otherwise provided in Section 1.4, depending upon the level of Operating Cash Flow (as defined in Section 1.3(b)(iii)) generated during the period January 1, 2018 through December 31, 2019 (the “Performance Period”) and subject to his continued employment through March 4, 2021 (the “Vesting Date”), the Employee will be entitled to receive a number of shares of Common Stock under the RSUs on the Vesting Date, determined as follows:

(i)The number of RSUs granted represents the target award.  The Employee may receive a greater or lesser number of shares of Common Stock under the Plan than the number of RSUs granted, depending on the level of Operating Cash Flow generated during the Performance Period, according to the following schedule:

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The number of shares earned will be prorated if Tidewater’s actual performance falls between any two performance levels.  At performance below the threshold, all RSUs will be forfeited.

(ii)At its first meeting immediately following the date on which the Company files with the SEC its annual report on Form 10-K containing financial statements that cover the entirety of the Performance Period (the “Filing Date”), the Committee will determine the percentage payout and the number of shares of Common Stock earned, if any, based on performance as determined under this Section 1.3.  The RSUs will vest and be paid out on the Vesting Date in the number of shares of Common Stock, if any, as determined under this Section 1.3, provided that, except as otherwise provided in Section 1.4, the Employee remains employed with the Company on such date.

(iii)For purposes of this Agreement, Operating Cash Flow means adjusted cash provided by/(used in) operating activities over the Performance Period, which is equal to net cash provided by (used in) operating activities from the Condensed Consolidated Statement of Cash Flows, excluding (1) interest and other debt costs, net; (2) income tax expense; and (3) increase/(decrease) in net working capital, excluding cash.  The parties agree that the Committee may look to the Company’s budget as approved by the Board on January 19, 2018 to the extent it deems necessary for guidance in calculating Operating Cash Flow for the Performance Period.

1.4Effect of Termination of Employment or a Change of Control.

(a)Upon the Employee’s death, his termination of employment due to Disability or by the Company without Cause, or if he terminates his employment with Good Reason (each as defined in the Employment Agreement), all RSUs will immediately vest and pay out in shares of Common Stock, with performance deemed to have been achieved at target performance levels.

(b)Except as otherwise expressly provided in this Section 1.4 or as otherwise determined by the Committee in its sole discretion, termination of employment will result in forfeiture of all unvested RSUs unless such termination is, in effect, a transfer of employment from one entity to another within the Company.

(c)In the event of a Change of Control as provided in the Plan, all RSUs will vest immediately prior to the closing of the Change of Control, with performance deemed to have been achieved at target performance levels.  In addition, provided that such event qualifies as a “change of control event” under Section 409A of the Code, the RSUs will pay out in shares of Common Stock immediately prior to the closing of the Change of Control.

(d)Notwithstanding anything in this Agreement to the contrary, in the event that vesting of the RSUs is accelerated under this Section 1.4 and the event that triggers the acceleration occurs after the end of the Performance Period, the RSUs will vest and be paid out based on actual performance (rather than target), with payout occurring as soon as reasonably practicable following the later to occur of the triggering event or the Filing Date (or, if no such filing is required, the date that such filing would have been due).

II.
Dividend Equivalents and the Issuance of Shares Upon Vesting

2.1Restricted Stock Unit Account and Dividend Equivalents.  Tidewater will maintain an account (the “Account”) on its books in the name of the Employee.  The Account will reflect the number of RSUs awarded to the Employee, as such number may be adjusted under the terms of the Plan and this Agreement, as well as any additional RSUs, cash, or other securities or property credited as a result of dividend equivalents, administered as follows:

(a)The Account will be for recordkeeping purposes only, and no assets or other amounts will be set aside from Tidewater’s general assets with respect to such Account.

(b)If Tidewater declares a cash dividend or distributes any other securities or property to stockholders between the Date of Grant and the date the RSUs vest and pay out under this Agreement, the Employee will be entitled to any cash, securities, or other property (or, in the Committee’s discretion, a cash amount equal to the fair market value of such other securities or property) that would have been received as a dividend or distribution had the Employee’s outstanding RSUs been shares of Common Stock as of the record date for such dividend or distribution.

(c)If dividends are declared and paid in the form of shares of Common Stock, then the Employee’s Account will be credited with one additional RSU for each share of Common Stock that would have been received as a dividend had the Employee’s outstanding RSUs been shares of Common Stock as of the record date for such dividend.

(d)All cash, any additional RSUs credited via dividend equivalents, and any other securities or property credited to the Employee’s Account shall vest and be paid out or be forfeited at the same time and on the same terms as the RSUs to which they relate.

(e)In addition, if, pursuant to Section 1.3, the Award Recipient receives a number of shares of Common Stock in excess of the number of RSUs initially granted (the “Additional Shares”), the Employee will be entitled to receive, simultaneous with the issuance of the Additional Shares, all dividends and distributions, whether payable in cash, shares of Common Stock, or other securities or property (or, in the Committee’s discretion, a cash amount equal to the fair market value of such other securities or property) that were payable to stockholders between the Date of Grant and the date the RSUs vest and pay out under this Agreement and that would have been received as a dividend or distribution if the Additional Shares had been shares of Common Stock as of the record date for such dividend or distribution.

2.2Issuance of Shares of Common Stock.  As soon as practicable following the date any RSUs vest under this Agreement, but no later than 30 days after such date, the number of shares of Common Stock to which the Employee is entitled under this Agreement will be transferred to the Employee or his or her nominee via book entry free of restrictions or, upon the Employee’s request, Tidewater will cause a stock certificate to be issued in the name of the Employee or his or her nominee.  Upon issuance of such shares, the Employee is free to hold or dispose of such shares, subject to applicable securities laws and any internal Company policy then in effect and applicable to the Employee, such as Tidewater’s Policy Statement on Insider Trading and Executive Stock Ownership Guidelines.

III.
Recovery Right of Tidewater

Tidewater has the right to recover any RSUs or shares of Common Stock issued under the Plan to the Employee, if (a) the grant, vesting, or value of such awards was based on the achievement of financial results that were subsequently the subject of a restatement; (b) the Employee is subject to Tidewater’s Executive Compensation Recovery Policy; (c) the Employee engaged in intentional misconduct that caused or partially caused the need for the restatement; and (d) the effect of the restatement was to decrease the financial results such that such grant would not have been earned or would have had a lesser value.  The Employee accepts the RSUs and shares of Common Stock subject to such recovery rights of Tidewater and in the event Tidewater exercises such rights, the Employee will promptly return the RSUs or shares of Common Stock to Tidewater upon demand.  If the Employee no longer holds the RSUs or shares of Common Stock at the time of demand by Tidewater, the Employee agrees to pay to Tidewater, without interest, all cash, securities, or other assets received by the Employee upon the sale or transfer of such shares.  Tidewater may, if it chooses, effect such recovery by withholding from other amounts due to the Employee by the Company.

IV.
Withholding Taxes

Notwithstanding Section 13(b) of the Plan, if the Employee is subject to Section 16 of the 1934 Act, the Committee may not disapprove of the Employee’s right to make an Election with respect to the RSUs as provided in Section 13(a) of the Plan.  At any time that the Employee is required to pay to the Company an amount required to be withheld under the applicable income tax laws in connection with the vesting and payout of the RSUs, unless the Employee has previously provided the Company with payment of all applicable withholding taxes, Tidewater will withhold, from the shares of Common Stock to be issued upon the vesting of the RSUs, shares with a value equal to the maximum statutory amount required to be withheld.  As provided in the Plan, the value of the shares to be withheld will be based on the Fair Market Value of the Common Stock on the Tax Date.

V.
No Contract of Employment Intended

Nothing in this Agreement confers upon the Employee any right to continue in the employment of the Company, or to interfere in any way with the right of the Company to terminate the Employee’s employment relationship with the Company at any time.

VI.
Binding Effect

This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, and successors.

VII.
Amendment, Modification or Termination

The Committee may amend, modify, or terminate any RSUs at any time prior to vesting in any manner not inconsistent with the terms of the Plan.  Notwithstanding the foregoing, no amendment, modification, or termination may materially impair the rights of an Employee hereunder without the consent of the Employee.

VIII.
Inconsistent Provisions

The RSUs granted hereby are subject to the provisions of the Plan, as in effect on the date hereof and as it may be amended.  In the event any provision of this Agreement conflicts with such a provision of the Plan, the Plan provision will control.  The Employee acknowledges that a copy of the Plan was distributed to the Employee and that the Employee was advised to review such Plan prior to entering into this Agreement.  The Employee waives the right to claim that the provisions of the Plan are not binding upon the Employee and the Employee’s heirs, executors, administrators, legal representatives, and successors.

IX.
Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Texas.

X.
Severability

If any term or provision of this Agreement, or the application thereof to any person or circumstance, will at any time or to any extent be invalid, illegal or unenforceable in any respect as written, the Employee and Tidewater intend for any court construing this Agreement to modify or limit such provision so as to render it valid and enforceable to the fullest extent allowed by law.  Any such provision that is not susceptible of such reformation will be ignored so as to not affect any other term or provision hereof, and the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid, illegal or unenforceable, will not be affected thereby and each term and provision of this Agreement will be valid and enforced to the fullest extent permitted by law.

XI.
Electronic Delivery and Execution of Documents

11.1The Company may, in its sole discretion, deliver any documents related to the Employee’s current or future participation in the Plan or any other equity compensation plan of the Company by electronic means or request Employee’s consent to the terms of an award by electronic means.  Such documents may include the plan, any grant notice, this Agreement, the plan prospectus, and any reports of Tidewater provided generally to Tidewater’s stockholders.  In addition, the Employee may deliver any grant notice or award agreement to the Company or to such third party involved in administering the applicable plan as the Company may designate from time to time.  By accepting the terms of this Agreement, the Employee also hereby consents to participate in such plans and to execute agreements setting the terms of participation through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

11.2The Employee acknowledges that the Employee has read Section 11.1 of this Agreement and consents to the electronic delivery and electronic execution of plan documents as described in Section 11.1.  The Employee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing.

XII.
Entire Agreement; Modification

The Plan and this Agreement constitute the entire agreement between the parties with respect to the subject matter contained in this Agreement.  This Agreement may not be modified without the approval of the Committee and the Employee, except as provided in the Plan, as it may be amended from time to time in the manner provided therein, or in this Agreement, as it may be amended from time to time.  Any oral or written agreements, representations, warranties, written inducements, or other communications with respect to the subject matter contained in this Agreement made prior to the execution of this Agreement will be void and ineffective for all purposes.

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By clicking the “Accept” button, the Employee represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof.  The Employee has reviewed the Plan, this Agreement, and the prospectus in their entirety and fully understands all provisions of this Agreement.  The Employee agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement.

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